UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009

EVOLUTION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7363	20-2356853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Yazoo Avenue, Clarksdale, Mississippi	38614
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 662-624-2591

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On August 10, 2009, Evolution Resources, Inc., a Nevada corporation (the “Company”) entered into a Membership Agreement (the “Membership Agreement”) with North Carolina University at Raleigh, NC (the “University”).  As part of the Membership Agreement, the Company agreed to pay the University membership dues of $25,000 for membership during the period of June 1, 2009 through May 31, 2010 and additional membership dues of $25,000 for membership during the period of June 1, 2010 through May 31, 2011. In consideration for the payment of the membership dues, the Company will participate as a member of the Wood to Ethanol Research Consortium (“WERC”). The Company will receive prompt notice of all inventions made as a result of the research of the University and other members directly relating to the WERC. At such point, the Company will be entitled to negotiate a license for such inventions based on its level of participation with respect to filing for patent protection for the specified invention.

Led by Dr. Richard Phillips, the WERC has recently made significant progress in identifying specific engineering modifications to existing pulp mill facilities in order to efficiently and economically produce a cellulose pulp that can ultimately be fermented to fuel ethanol. As a new member of the WERC, the Company plans to leverage the consortium’s technological advances and apply them to a commercial-scale “re-purposed” pulp mill ethanol production project, which the Company is currently evaluating.

Dr. Phillips is Executive in Residence at the College of Natural Resources, North Carolina State University. He teaches undergraduate and graduate level courses in capital investment strategy and is an active member of the Bioenergy Research group. Phillips joined NC State following retirement from International Paper in December 2005, where he worked 34 years in a variety of manufacturing and technical assignments. As Senior Vice President of Technology, Phillips had responsibility for Manufacturing and Engineering Services, Research and Development, Safety and Environment. In addition, Phillips was Project Director for International Paper’s Pulp and Paper mill and eucalyptus plantation project in Brazil.

The Membership Agreement is filed with this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following Exhibit is filed herewith:

Exhibit 10.1

Membership Agreement

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 13, 2009.

Evolution Resources, Inc.

By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin
Chief Executive Officer

August 13, 2009